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                                                                    EXHIBIT 8


                          STROOCK & STROOCK & LAVAN
                          SEVEN HANOVER SQUARE
                          NEW YORK, NEW YORK 10004-2696



November 22, 1994


Knogo Corporation
350 Wireless Boulevard
Hauppauge, New York  11788-3907

Re:  Sensormatic Electronics Corporation
     Registration Statement on Form S-4

Gentlemen:

We have acted as counsel for Knogo Corporation, a New York corporation ("Corporation"), in connection with the preparation and filing of the Registration Statement of Sensormatic Electronics Corporation, a Delaware corporation ("Sensormatic") on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended, covering shares of its Common Stock, par value $.01 per share.

We have reviewed the following documents: (i) the Registration Statement; (ii) the Amended and Restated Agreement and Plan of Merger among the Corporation, Sensormatic and Knogo North America Inc., a Delaware corporation, dated August 14, 1994 (the "Merger Agreement"); and (iii) such other documents as we have deemed necessary or relevant for the purposes of this opinion. As to the various questions of fact material to this opinion, we have relied upon statements of officers and representatives of the Corporation, Sensormatic and others. We have also examined such matters of law as we have deemed necessary or appropriate for the purposes of this opinion. We note that our opinion is based on our examination of such law, our review of the documents described above, the statements and assumptions
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Knogo Corporation
November 22, 1994
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referred to above and in the Proxy Statement/Prospectus included as part of the
Registration Statement (the "Proxy Statement/Prospectus"), the provisions of the Internal Revenue Code of 1986, as amended, the regulations and published rulings thereunder, and the judicial interpretation thereof currently in effect. Any change in applicable law or any of the facts and circumstances described in the Proxy Statement/Prospectus or inaccuracy of any statements or assumptions, on which we have relied, may affect the continuing validity of our opinion.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, any law other than the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

Subject to the caveats and conditions set forth above, it is our opinion that the discussion set forth under the heading "Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus accurately sets forth our views as to the Federal income tax consequences of the Merger discussed therein. We note that such discussion does not include a complete analysis of all tax consequences of the Merger and in particular does not address tax consequences that may vary with, or are contingent on, individual circumstances. Some of the tax consequences of the Merger are complex and subject to various interpretations and are dependent upon certain factual determinations that cannot be made at this time. No rulings will be obtained from the Internal Revenue Service with respect to the Federal income tax consequences of the Merger. Thus, there can be no assurances that the Internal Revenue Service would not take a position in conflict with the views expressed in the Proxy Statement/Prospectus and that such position might not ultimately be sustained by the courts.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the caption "Certain Federal Income Tax Consequences" in the Proxy Statement/Prospectus which forms a part of the





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Knogo Corporation
November 22, 1994
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Registration Statement.  In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,



/s/ STROOCK & STROOCK & LAVAN
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STROOCK & STROOCK & LAVAN